Exhibit 99.1

NEUSTAR TO BE ACQUIRED FOR $33.50 PER SHARE IN CASH BY GROUP LED BY GOLDEN GATE CAPITAL

Transaction Provides Significant Value to Shareholders and Positions the Company to Invest and Capitalize on Future Growth Opportunities

Sterling, VA and San Francisco, CA – December 14, 2016 – Neustar, Inc. (NYSE:NSR), a trusted, neutral provider of real-time information services, today announced that it has entered into a definitive agreement to be acquired by a private investment group led by Golden Gate Capital in a transaction valued at approximately $2.9 billion, including debt to be refinanced. Under the terms of the agreement, which was unanimously approved by Neustar’s Board of Directors, Neustar’s shareholders will receive $33.50 per share in cash. This represents a premium of 45% to Neustar’s closing stock price on November 11, 2016, the day prior to Golden Gate Capital’s filing of a Form 13F with the SEC disclosing an equity position in Neustar. An affiliate of GIC will also invest in Neustar and will become a minority owner of the Company following closing of the transaction.

“We are pleased to have reached this agreement, which will deliver certain and immediate value to our shareholders,” said James Cullen, Neustar’s Chairman of the Board of Directors. “We are confident that today’s announcement represents the best path forward for all of Neustar’s stakeholders.”

Since the beginning of 2011, Neustar has been executing against a multi-year strategic plan to leverage the Company’s leading position in Order & Inventory Management and real-time Numbering Services, including foundational capabilities in managing complex datasets and authoritative real-time connectivity, to become a market-leading provider of Information Services. Neustar has built a robust market position around unique, hard-to-replicate datasets and the data science that provides authoritative identities, updated in real time. At the same time, the Information Services business has been built independent of the Number Portability Administration Center (“NPAC”) operations and data.

“We believe this transaction will enable us to continue to execute against our strategy and strengthen our market position as a leader in marketing, risk, security and communication solutions,” said Lisa Hook, Neustar’s President and Chief Executive Officer. “Golden Gate Capital and GIC offered us a compelling opportunity to continue to invest and pursue long-term growth with operational flexibility, and we look forward to working with these two sophisticated investors. Importantly, customers, employees and partners will continue to benefit as we execute against our strategy.”

“We strongly believe in the Company’s strategic direction and have been very impressed with the team’s ability to transform the business into both a trusted, neutral provider to the telecom industry and a leading information services provider,” said Rishi Chandna, a Managing Director with Golden Gate Capital. “We look forward to partnering with the Neustar team to achieve its strategic objectives, make the Company’s competitive advantages even more compelling and drive value for all of Neustar’s stakeholders.”

The transaction, which is expected to close no later than the end of the third calendar quarter of 2017, is subject to approval by Neustar’s shareholders, regulatory approvals and other customary closing conditions. Under the terms of the agreement, the Company may solicit alternative proposals from third parties for 30 days. There can be no assurances that this process will result in a superior proposal.

J.P. Morgan Securities LLC is serving as financial advisor while Goodwin Procter and Wiley Rein are serving as legal advisors to Neustar. BofA Merrill Lynch, UBS Investment Bank, Jefferies Finance LLC and

an affiliate of Angel Island Capital have agreed to provide debt financing in connection with the transaction. BofA Merrill Lynch is serving as financial advisor and Kirkland & Ellis and Nob Hill Law Group are serving as legal advisors to Golden Gate Capital. Sidley Austin LLP is serving as legal advisor to GIC.

ABOUT NEUSTAR

Every day, the world generates roughly 2.5 quadrillion bits of data. Neustar (NYSE: NSR) isolates certain elements and analyzes, simplifies and edits them to make precise and valuable decisions that drive results. As one of the few companies capable of knowing with certainty who is on the other end of every interaction, we’re trusted by the world’s great brands to make critical decisions some 20 billion times a day. We help marketers send timely and relevant messages to the right people. Because we can authoritatively tell a client exactly who is calling or connecting with them, we make critical real-time responses possible. And the same comprehensive information that enables our clients to direct and manage orders also stops attackers. We know when someone isn’t who they claim to be, which helps stop fraud and denial of service before they’re a problem. Because we’re also an experienced manager of some of the world’s most complex databases, we help clients control their online identity, registering and protecting their domain name, and routing traffic to the correct network address. By linking the most essential information with the people who depend on it, we provide more than 12,000 clients worldwide with decisions—not just data. More information is available at www.Neustar.biz.

ABOUT GOLDEN GATE CAPITAL

Golden Gate Capital is a San Francisco-based private equity investment firm with over $15 billion of capital under management. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Notable software and technology services investments sponsored by Golden Gate Capital include Infor, BMC Software, Micro Focus, LiveVox, Green Street Advisors, Ex Libris and Williston Financial Group. For more information, visit www.goldengatecap.com.

ABOUT GIC

GIC is a leading global investment firm established in 1981 to manage Singapore’s foreign reserves. A disciplined long-term value investor, GIC is uniquely positioned for investments across a wide range of asset classes, including real estate, private equity, equities and fixed income. In private equity, GIC invests through funds as well as directly in companies, partnering with its fund managers and management teams to help world class businesses achieve their objectives. GIC has investments in over 40 countries. Headquartered in Singapore, GIC employs over 1,300 people across 10 offices in key financial cities worldwide. For more information on GIC, please visit www.GIC.com.sg.

MEDIA CONTACTS

Neustar Media

Lydia Chan

Lydia.Chan@neustar.biz

Neustar Investors

Dave Angelicchio

InvestorRelations@neustar.biz

Golden Gate Capital

Sard Verbinnen & Co

Jenny Gore / David Isaacs

312-895-4700 / 415-618-8750

GIC

Mah Lay Choon / Jennifer Lewis

+65 98389425 / +65 98266198

Cautionary Statement Regarding Forward-Looking Statements

This announcement contains forward-looking statements, including statements about the expected impact of this transaction on Golden Gate Capital’s and Neustar’s financial and operating results and business, the operation and management of Neustar after the acquisition, the anticipated funding for the transaction, and the timing of the closing of the acquisition. Although Golden Gate Capital and Neustar believe that the assumptions upon which their respective forward-looking statements are based are reasonable, these statements involve risks and uncertainties, and actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approvals for the transaction, the possibility that the transaction may not close, the reaction to the transaction of Neustar’s customers and business partners, the reaction of competitors to the transaction, the retention of Neustar employees, Golden Gate Capital’s plans for Neustar, economic conditions in the global markets in which Golden Gate Capital and Neustar operate, the future growth of Neustar’s and Golden Gate Capital’s businesses and the possibility that integration following the transaction may be more difficult than expected.

More information about these and other factors can be found in Neustar’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Neither Golden Gate Capital nor Neustar accept any responsibility for any financial or operational information contained in this press release relating to the business, results of operations or financial condition of the other. Each of Golden Gate Capital and Neustar expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Neustar will file a proxy statement with the SEC. Additionally, Neustar will file other relevant materials in connection with the proposed acquisition of Neustar by Golden Gate Capital. The materials to be filed by Neustar with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Neustar on Neustar’s website at https://www.neustar.biz or by contacting Neustar investor relations at InvestorRelations@neustar.biz. INVESTORS AND SECURITY HOLDERS OF NEUSTAR ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Certain Information Regarding Participants

Neustar and its directors, executive officers and other persons, may be deemed to be participants in the solicitation of proxies of Neustar stockholders in connection with the proposed transaction. Information concerning the interests of Neustar’s participants in the solicitation, which may, in some cases, be different than those of Neustar’s stockholders generally, is set forth in the materials filed by Neustar with the SEC, including in Neustar’s definitive proxy statement filed with the SEC on April 29, 2016, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available.